Exhibit 3.37

CERTIFICATE OF AMENDMENT TO

ARTICLES OF ORGANIZATION

PENNY’S CONCRETE AND READY MIX, L.L.C.,

a Kansas Limited Liability Company

We, CONCRETE SUPPLY OF TOPEKA, INC., Manager, and LARRY D. MARNEY, Member and Resident Agent of the above-named limited liability company (“the L.L.C.”), organized and existing under the laws of the State of Kansas, do hereby certify that at a meeting of the Members, a majority of the Members entitled to vote, adopted a resolution setting forth the following amendment to the Articles of Organization and declaring its advisability effective January 1, 1998:

1) RESOLVED, that any one of the following is hereby authorized to act on behalf of the Company in designating the authority to transfer its funds, make payment orders or give other orders or instructions to borrow funds, and do all other things which may be necessary or desirable on connection with the Company:

Name	Title
Larry D. Marney	Member
Concrete Supply of Topeka, Inc.	Manager

2) RESOLVED, that the Operating Agreement of the Company dated February 1, 1994, is hereby amended as set forth in the executed Amended Operating Agreement dated January 1, 1998.

3) RESOLVED that effective January 1, 1998, the sole members of the L.L.C. and their percentages of ownership interest are:

Name	Percentage of Ownership
Larry D. Marney	50	1/2%
Stacey L. Musa	24	3/4%
Joseph D. Marney	24	3/4%

We further certify that pursuant to the resolution and in accordance with the Operating Agreement of the L.L.C. dated February 1, 1994, as amended January 1, 1998, and the laws of the State of Kansas, a majority of all members of the L.L.C. entitled to vote, voted in favor of the proposed amendment.

We further certify that the amendment was duly adopted in accordance with the provisions of K.S.A. 17-7610, as amended, effective January 1, 1998.

IN WITNESS WHEREOF, we have this 7th day of April, 1998.

CONCRETE SUPPLY OF TOPEKA, INC.
(Manager)

by:	/s/ Larry D. Marney
Larry D. Marney
President

/s/ Larry D. Marney
Larry D. Marney
Member and Resident Agent

STATE OF KANSAS	)
) SS:
COUNTY OF SHAWNEE	)

BE IT REMEMBERED, that on this 7th day of April, 1998, before me, the undersigned, a Notary Public in and for the County and State aforesaid, personally appeared Larry D. Marney, President of Concrete Supply of Topeka, Inc., as Manager, and Larry D. Marney, individually, as Member and Resident Agent, who are known to me to be the same persons who executed the foregoing certificate and duly acknowledged its execution of the same.

/s/ Patricia A. Chilton
Notary Public

My appointment expires: 9/9/98

CL 53-14	KANSAS SECRETARY OF STATE **Limited Liability Company Certificate of Amendment**

CONTACT: Kansas Office of the Secretary of State

Memorial Hall, 1st Floor
120 S.W. 10th Avenue
Topeka, KS 66612-1594

(785) 296-4564
kssos@sos.ks.gov
www.sos.ks.gov

2515 01
053 014
$35.00 3

FILED BY KS SOS
10-09-2014
04:29:31 PM
FILE#: 2133510

03958899

INSTRUCTIONS: *All information must be completed or this document will not be accepted for filing.*
Please read instructions before completing.

1. Business entity ID number: *This is not the Federal Employer ID Number (FEIN)*	2133510
2. Name of the limited liability company: *Name must match the name on record with the Secretary of State*	Penny's Concrete and Ready Mix, L.L.C.

3. The limited liability company amends its articles of organization as follows:

The ninth paragraph shall be replaced with the following: "NINTH: The limited liability company shall be managed by its member or members."

The Amendment set forth on the attached Certificate of Amendment to Articles of Organization shall be deleted.

4. Future effective date: *A future effective date must be within 90 days of filing date*

☒ Upon filing

☐ Future effective date ______ *Month* *Day* *Year*

5. I declare under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct and that I have remitted the required fee.

[signature] *Signature of authorized person*

10/03/2014 *Date (month, day, year)*

Anne Benedict, Secretary
Name of signer (printed or typed)

Instructions:

☐ 1. Submit this form with the $35 filing fee.

STAY UP-TO-DATE ON YOUR ORGANIZATION'S STATUS, ANNUAL REPORT DUE DATE AND CONTACT ADDRESSES BY GOING TO WWW.SOS.KS.GOV. UNDER QUICK LINKS, SELECT SEARCH BUSINESS ENTITY INFORMATION.

NOTICE: *There is a $25 service fee for all checks returned by your financial institution. All information must be completed or this document will not be accepted for filing.*

Rev. 12/27/10 jdr

Page 1 of 1

K.S.A. 17-7674
K.S.A. 17-76,124

CLS

State of Kansas/Domestic For Profit

Limited Liability Company

CERTIFICATE OF AMENDMENT TO

ARTICLES OF ORGANIZATION

PENNY’S CONCRETE AND READY MIX, L.L.C.,

a Kansas Limited Liability Company

We, CONCRETE SUPPLY OF TOPEKA, INC., Manager, and LARRY D. MARNEY, Member and Resident Agent of the above-named limited liability company (“the L.L.C.”), organized and existing under the laws of the State of Kansas, do hereby certify that at a meeting of the Members, a majority of the Members entitled to vote, adopted a resolution setting forth the following amendment to the Articles of Organization and declaring its advisability effective January 1, 1998:

1) RESOLVED, that any one of the following is hereby authorized to act on behalf of the Company in designating the authority to transfer its funds, make payment orders or give other orders or instructions to borrow funds, and do all other things which may be necessary or desirable on connection with the Company:

Name	Title
Larry D. Marney	Member
Concrete Supply of Topeka, Inc.	Manager

2) RESOLVED, that the Operating Agreement of the Company dated February 1, 1994, is hereby amended as set forth in the executed Amended Operating Agreement dated January 1, 1998.

3) RESOLVED that effective January 1, 1998, the sole members of the L.L.C. and their percentages of ownership interest are:

Name	Percentage of Ownership
Larry D. Marney	50	1/2%
Stacey L. Musa	24	3/4%
Joseph D. Marney	24	3/4%

We further certify that pursuant to the resolution and in accordance with the Operating Agreement of the L.L.C. dated February 1, 1994, as amended January 1, 1998, and the laws of the State of Kansas, a majority of all members of the L.L.C. entitled to vote, voted in favor of the proposed amendment.

We further certify that the amendment was duly adopted in accordance with the provisions of K.S.A. 17-7610, as amended, effective January 1, 1998.

IN WITNESS WHEREOF, we have this 7th day of April, 1998.

CONCRETE SUPPLY OF TOPEKA, INC.
(Manager)

by:	/s/ Larry D. Marney
Larry D. Marney
President

/s/ Larry D. Marney
Larry D. Marney
Member and Resident Agent

STATE OF KANSAS	)
) SS:
COUNTY OF SHAWNEE	)

BE IT REMEMBERED, that on this 7th day of April, 1998, before me, the undersigned, a Notary Public in and for the County and State aforesaid, personally appeared Larry D. Marney, President of Concrete Supply of Topeka, Inc., as Manager, and Larry D. Marney, individually, as Member and Resident Agent, who are known to me to be the same persons who executed the foregoing certificate and duly acknowledged its execution of the same.

/s/ Patricia A. Chilton
Notary Public

My appointment expires: 9/9/98

STATE OF KANSAS

Secretary of State

Memorial Hall, 1st Floor

120 SW 10th Avenue

Topeka, KS 66612-1594

CERTIFICATE OF MERGER

October 3, 2014

1.	The name, jurisdiction of organization and type of entity of each of the entities which are to merge is:

a)	PENNY’S CONCRETE AND READY MIX, L.L.C., Kansas limited liability company; and

b)	BUILDERS CHOICE CONCRETE COMPANY OF MISSOURI, L.L.C., a Missouri limited liability company.

2.	An Agreement of Merger has been executed and approved by PENNY’S CONCRETE AND READY MIX, L.L.C. in accordance with K.S.A. 17-7681 and by BUILDERS CHOICE CONCRETE COMPANY OF MISSOURI, L.L.C. in accordance with RSMo. 347.127 to 347.135.

3.	The name of the surviving entity is PENNY’S CONCRETE AND READY MIX, L.L.C.

4.	The effective date and time of the merger is October 14, 2014.

5.	The executed Agreement of Merger is on file at the principal place of business of PENNY’S CONCRETE AND READY MIX, L.L.C., the surviving entity, at 2500 SW East Circle Drive North, Topeka, KS 66606.

6.	A copy of the Agreement of Merger will be furnished by PENNY’S CONCRETE AND READY MIX, L.L.C., on request and without cost, to any member of each of PENNY’S CONCRETE AND READY MIX, L.L.C. and BUILDERS CHOICE CONCRETE COMPANY OF MISSOURI, L.L.C.

[Signature page follows.]

IN AFFIRMATION THEREOF, THE FACTS STATED ABOVE ARE TRUE:

PENNY’S CONCRETE AND READY MIX, L.L.C.

By:	/s/ Anne Benedict
Name: Anne Benedict
Title: Secretary

[KS Certificate of Merger]